Exhibit 99.1

VeriSign to Present at the Credit Suisse 2010 Annual Technology Conference

DULLES, VA – November 23, 2010 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, announced that Brian Robins, executive vice president and chief financial officer, will speak at the Credit Suisse 2010 Annual Technology Conference in Phoenix on Tuesday, November 30 at 11:00 a.m. (MST). During Mr. Robins’ presentation, recent company performance and business initiatives will be discussed. The presentation will be available via live webcast at http://investor.verisign.com. A replay of the webcast will also be available at http://investor.verisign.com after the event for a limited period of time.

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, VeriSign helps companies and consumers all over the world connect online with confidence. Additional news and information about the company is available at www.verisign.com.

VRSNF

Contacts:

Investor Relations: Nancy Fazioli, nfazioli@verisign.com, 650-316-6569

Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179